                                                                       EXHIBIT 5

                     [LETTERHEAD OF GREENBERG TRAURIG, LLP]



                               September 13, 2002



Synaptics Incorporated
2381 Bering Drive
San Jose, California  95131

                  RE:      REGISTRATION STATEMENT ON FORM S-8
                           SYNAPTICS INCORPORATED

Ladies and Gentlemen:

         As legal counsel to Synaptics Incorporated (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission on or about September 13, 2002, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 231,827 shares of common stock of the Company (the "Shares") issuable pursuant to the Company's Corrected Amended and Restated 2001 Employee Stock Purchase Plan (as amended through February 20, 2002) (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

         With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

         A. The Certificate of Incorporation of Synaptics Incorporated, a Delaware corporation, as filed with the Secretary of State of the State of Delaware January 7, 2002;

         B. The Bylaws as adopted by Synaptics Incorporated, a Delaware corporation;

         C. Various resolutions of the Board of Directors of the Company authorizing the Plan and the issuance of the Shares;

         D.       The Registration Statement; and

         E.       The Plan.

         Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Plan.

Synaptics Incorporated
September 13, 2002
Page 2



         We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                       Very truly yours,


                                       /s/ Greenberg Traurig, LLP